BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0307272017-4
Barbara K. Cegavske	Filing Number 20222684820
Secretary of State State Of Nevada	Filed On 10/12/2022 08:07:12 AM
	Number of Pages 4

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Entity or Nevada Business Identification Number (NVID) : **NV20171410895**

2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **10/12/2022** Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☑ Articles have been added. ☑ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X **Henry Schlueter** — **Authorized Signer** Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E0307272017-4
Secretary of State State Of Nevada	Filing Number 20222684820
	Filed On 10/12/2022 08:07:12 AM
	Number of Pages 4

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
KUN PENG INTERNATIONAL LTD.

KUN PENG INTERNATIONAL LTD. (the "Corporation") a corporation organized and existing under and by virtue of the Laws of the State of Nevada, DOES HEREBY CERTIFY:

FIRST: Pursuant to Unanimous Written Consent of the Board of Directors of the Corporation effective as of August 25, 2022, the following amendment to the Articles of Incorporation of the Corporation was approved:

Article 'Three" of the Certificate of Incorporation, as amended, is amended to read in its entirety as follows:

"Section 3 of the Articles of Incorporation as amended is amended to reflect an increase of authorized common stock from 200,000,000 shares to 1,000,000,000 shares with par value of $0.0001 per share; that the existing 10,000,000 shares of $0.000I par value Preferred Stock may be issued in series and with such voting powers, designations, preferences, limitations, restrictions, and relative rights as the Board of Directors shall determine in its sole discretion; and the Corporation shall have 1,010,000,000 authorized shares of Capital Stock with 1,000,000,000 designated as $0.0001 par value Common Stock, and 10,000,000 designated as $0.0001 par value Preferred Stock.

SECOND: That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote by written consent in lieu of meeting in accordance with NRS 78.320 on August 25, 2022. The total number of shares of the Corporation's Common Stock issued outstanding and entitled to vote upon the amendment was 40,000,000 with 22,202,954 shares consenting to the Amendment or approximately 55.5% of the shares issued, outstanding, and entitled to vote.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of NRS 78.390.

[The remainder of this page left blank intentionally]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed effective this 25th day of August 2022.

/s/ ZHUANG Richun
ZHUANG Richun, Director and President